CANADIAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE ALLIANCE DATA SYSTEMS CORPORATION
2005 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), made as of DATE (the “Grant Date”) by and between Alliance Data Systems Corporation (the “Company”) and NAME (the “Participant”) who is an employee of the Company or one of its Affiliates, evidences the grant by the Company of an award of restricted stock units (the “Award”) to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Alliance Data Systems Corporation 2005 Long-Term Incentive Plan (the “Plan”). The Company and the Participant agree as follows:

1. Basis for Award. The Award is made under the Plan pursuant to Section 6(f) thereof for service rendered to the Company by the Participant.

2. Restricted Stock Units Awarded.

(a) The Company hereby awards to the Participant, in the aggregate, AMOUNT Restricted Stock Units which shall be subject to the conditions set forth in the Plan and this Agreement.

(b) Restricted Stock Units shall be evidenced by an account established and maintained for the Participant, which shall be credited for the number of Restricted Stock Units granted to the Participant. By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c) Except as provided in the Plan or this Agreement, prior to vesting as provided in Sections 3 of this Agreement, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to stock underlying the Award shall immediately terminate without any payment or consideration by the Company, in the event of a Participant’s termination of employment as provided in Section 4 below.

3. Vesting.

(a) Subject to Sections 2 and 4 of this Agreement, the restrictions on the Award will lapse as set forth in Section 3(b) and 3(c) below; provided that, the Participant is employed on each Vesting Date by the Company or an Affiliate. As soon as practicable after the Award vests and consistent with Section 409A of the Code, payment shall be made in Stock (based upon the Fair Market Value of the Stock on the day all restrictions lapse). The Committee shall cause a Stock certificate to be delivered to the Participant or the Participant’s electronic account with respect to such Stock free of all restrictions or the Stock may be delivered electronically. Any number of shares delivered shall be net of the number of shares withheld pursuant to Section 11.

(b) The restrictions described in this Agreement will lapse with respect to 33% of the Award on February 21, 2009; the restrictions on an additional 33% of the Award will lapse on February 21, 2010; and the restrictions on the final 34% of the Award will lapse on February 21, 2011 (each such date a “Vesting Date”); provided that the Board determines the Company’s operating cash flow targets below have been achieved for each of the performance periods below; provided, further, that, the Participant is employed by the Company on each Vesting Date. If the Participant ceases to be employed by the Company at any time prior to a Vesting Date, any and all unvested Restricted Stock Units shall automatically be forfeited upon such cessation of service.

Lapsing of restrictions on the Restricted Stock Units will be determined in accordance with the following chart:

April 1 – December 31, 2008 – Performance Period 1: $477MM Operating Cash Flow Target
January 1 – December 31, 2009 – Performance Period 2: $725MM Operating Cash Flow Target
January 1 – December 31, 2010 – Performance Period 3: $823MM Operating Cash Flow Target
Cumulative 3-Period: $2,025MM Operating Cash Flow Target

(c) In the event the Company’s operating cash flow for any of the three individual performance periods described above is less than the target for such performance period (a “Shortfall Period”), but the Company still meets or exceeds the cumulative 3-period operating cash flow target, the restrictions will also lapse in February 2011 on those portions of the award that pertain to any Shortfall Period.

4. Termination of Employment. Unless otherwise provided in the Plan, all unvested Restricted Stock Units shall be automatically forfeited on the date of the notice to the Participant of the termination of the Participant’s employment with the Company and its Affiliates, or the date of the notice of resignation from the Participant, as the case may be, without regard to any statutory or common law amounts to which the Participant may otherwise be entitled.

5. Company; Participant.

(a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its Affiliates, as appropriate.

(b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Adjustments; Change in Control.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of  the number and kind of shares that may be issued in respect of Restricted Stock Units. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.   Notwithstanding the foregoing, no such adjustment shall be authorized with respect to Awards subject to Section 6(g) of the Plan to the extent that such authority could cause such Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m)(4)(C) of the Code.

(b) In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting with respect to the Award. If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest prior to the Change in Control at a time designated by the Committee. Timing of any payment or delivery of shares of Stock under this provision shall be subject to Section 409A of the Code.

(c) All outstanding Restricted Stock Units shall immediately vest upon a termination of employment by the Company without Cause, within twelve months after a Change in Control.

7. Clawback. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant breaches any nonsolicitation agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the vesting of any portion of the Award, require the Participant to repay to the Company any shares received with respect to the Award (with such shares valued as of the vesting date). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment) and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.

8. Compliance with Law. Notwithstanding any of the provisions hereof, the Company will not be obligated to issue or transfer any Stock to the Participant hereunder, if the exercise thereof or the issuance or transfer of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or transfer of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

9. No Right to Continued Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause. Participant acknowledges and agrees that the continued vesting of the Restricted Stock Units granted hereunder is premised upon attainment of the performance goals set forth herein and vesting of such Restricted Stock Units shall not accelerate upon his termination of employment for any reason unless specifically provided for herein.

10. Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or later disposition of the shares of Stock once the Award has vested, and that the Participant should consult a tax adviser prior to such time.

(b) Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

11. Taxes and Share Withholding. At such time as the Participant has taxable income in connection with an Award (a “Taxable Event”), the Company will require payment or the withholding of a portion of shares then issuable to the Participant having an aggregate Fair Market Value equal to, but not in excess of an amount equal to, the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event.

12. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company. Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.

13. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

14. Electronic Transmission. The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION

By: /s/ Dwayne H. Tucker

Dwayne H. Tucker, EVP, Human Resources

PARTICIPANT

By: /s/

NAME